UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

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Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐   Preliminary Proxy Statement

☐   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒   Definitive Proxy Statement

☐   Definitive Additional Materials

☐   Soliciting Material Pursuant to Rule 14a-12

Bio-Path Holdings, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Bio-Path Holdings, Inc.

2626 South Loop, Suite 180
Houston, Texas 77054

October 31, 2013

TO OUR SHAREHOLDERS:

You are cordially invited to attend our 2013 annual meeting of shareholders (the “Annual Meeting”) to be held on Tuesday, December 17, 2013 at 4:00 p.m., Central Daylight Time, at Winstead PC, 24 Waterway Avenue, Suite 500, The Woodlands, Texas 77380. A Notice of the Annual Meeting, Proxy Statement and Form of Proxy are enclosed with this letter.

We encourage you to read the Notice of the Annual Meeting and Proxy Statement so that you may be informed about the business to come before the meeting. Your participation in our business is important, regardless of the number of shares that you hold. To ensure your representation at the meeting, please promptly sign and return the accompanying proxy card in the postage-paid envelope. We urge you to vote regardless of whether you expect to attend the Annual Meeting so that we may ensure that a quorum is present.

We look forward to seeing you on December 17, 2013.

Sincerely,

/s/ Peter H. Nielsen

Peter H. Nielsen
Chairman and Chief Executive Officer

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BIO-PATH HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held December 17, 2013

The Annual Meeting of Shareholders (the “Annual Meeting”) of Bio-Path Holdings, Inc. (the “Company”) will be held on December 17, 2013 at 4:00 p.m., Central Daylight Time, at Winstead PC, 24 Waterway Avenue, Suite 500, The Woodlands, Texas 77380. The Annual Meeting is being held for the following purposes:

1. To elect four (4) directors, each to serve until the 2014 Annual Meeting of Shareholders or until their successors have been duly elected and qualified;

2. To consider a non-binding, advisory vote on the compensation of the Company’s named executed officers;

3. To consider the frequency for shareholders’ non-binding, advisory vote on executive officers’ compensation;

4. To ratify and approve the appointment of Mantyla McReynolds LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013; and

5. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on October 30, 2013 will be entitled to notice of, and to vote at, such Annual Meeting or any adjournments or postponements thereof. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the Company’s offices at 2626 South Loop, Suite 180, Houston, Texas 77054 for at least ten (10) days prior to the Annual Meeting, and will also be available for inspection at the Annual Meeting.

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting.  THEREFORE, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE. If you are present at the Annual Meeting, and wish to do so, you may revoke the proxy and vote in person. In order to be able to have your vote counted at the Annual Meeting, you need to have written documentation that you are a record holder or, if you own your shares through a brokerage or other type account, written documentation from the account holder that you are the beneficial owner of the shares you are voting.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Peter H. Nielsen
Chairman and Chief Executive Officer

Houston, Texas
October 31, 2013

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be Held on

December 17, 2013

This Proxy Statement, Form of Proxy and the Bio-Path Holdings, Inc. Annual Report

on Form 10-K for the Fiscal Year Ended December 31, 2012 Are Available At:

www.biopathholdings.com

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BIO-PATH HOLDINGS, INC.

2626 South Loop, Suite 180

Houston, Texas 77054

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

December 17, 2013

Bio-Path Holdings, Inc. (the “Company”) is furnishing this Proxy Statement and the enclosed proxy in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company for use at the Annual Meeting of Shareholders to be held on December 17, 2013 at 4:00 p.m., Central Daylight Time, at Winstead PC, 24 Waterway Avenue, Suite 500, The Woodlands, Texas 77380, and at any adjournments thereof (the “Annual Meeting”). These materials are being mailed to shareholders of the Company on or about October 31, 2013.

The Annual Meeting is being held for the following purposes, as more fully described in this Proxy Statement:

1. To elect four (4) directors, each to serve until the 2014 Annual Meeting of Shareholders or until their successors have been duly elected and qualified;

2. To consider a non-binding, advisory vote on the compensation of the Company’s named executed officers;

3. To consider the frequency for shareholders’ non-binding, advisory vote on executive officers’ compensation;

4. To ratify and approve the appointment of Mantyla McReynolds LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013; and

5. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy card gives discretionary authority to the persons named as proxies to vote the shares represented by the proxy card in their discretion.

VOTING

Record Holders

You may own common stock either (1) directly in your name, in which case you are the record holder of such shares, or (2) indirectly through a broker, bank or other nominee, in which case such nominee is the record holder. If your shares are registered directly in your name, we are sending these proxy materials directly to you. If the record holder of your shares is a nominee, you will receive proxy materials from such record holder.

Quorum

Only holders of the Company’s common stock as of the close of business on October 30, 2013 (the “Record Date”) are entitled to vote at the Annual Meeting. Shareholders who hold shares of the Company in “street name” may vote at the Annual Meeting only if they hold a valid proxy from their broker. As of the Record Date, there were 75,380,214 shares of common stock issued and outstanding.

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A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the meeting. Shareholders of record who are present at the Annual Meeting in person or by proxy and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Annual Meeting, will be included in the number of shareholders present at the meeting for purposes of determining whether a quorum is present.

Each shareholder of record is entitled to one vote at the Annual Meeting for each share of common stock held by such shareholder on the Record Date. Shareholders may vote their shares by using the proxy card enclosed with this Proxy Statement. All proxy cards received by the Company that are properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards.

Under Utah law and the Company’s Amended and Restated Articles of Incorporation and Bylaws, if a quorum exists at the meeting, the affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “Withhold Authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote. The proposal related to the non-binding approval of executive compensation is advisory only and therefore does not require a particular number of affirmative votes. Although the advisory vote on executive compensation is non-binding, the compensation committee and Board value the opinions of our shareholders, and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

For shares held in “street name” through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if shareholders do not give their broker or nominee specific instructions, their shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Proxies

If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted as follows: (i) FOR the election of the four nominees to the Board listed in the proxy, unless the authority to vote for the election of such nominees is withheld, and, if no contrary instructions are given; (ii) FOR, on a non-binding advisory basis, approval of the compensation of the Company’s named executive officers; (iii) FOR, on a non-binding advisory basis, a vote on executive compensation to be held every three years; and (iv) FOR the approval of Proposal Four described in the accompanying notice and this Proxy Statement.

Revocation of Proxy

A shareholder of record may revoke a proxy at any time before it is voted at the Annual Meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to the Secretary of the Company at 2626 South Loop, Suite 180, Houston Texas 77054 or (b) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless the shareholder actually votes in person at the Annual Meeting.

Voting instructions

  You are entitled to one vote at the Annual Meeting for each common share of the Company you owned as of the Record Date. The number of shares you own (and may vote) is listed on your proxy card. You can vote your shares using one of the following methods:

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Voting by attending the Meeting. A shareholder may vote his or her shares in person at the Annual Meeting. A shareholder planning to attend the meeting should bring proof of identification for entrance to the meeting. If your shares are not registered in your own name, you will need appropriate documentation to confirm your ownership to vote personally at the Annual Meeting. Examples of such documentation include a broker’s statement, letter or other document that will confirm your ownership of shares of the Company as of the Record Date.

Voting by proxy card. All shares entitled to vote and represented by properly executed proxy cards received prior to the Annual Meeting and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxy cards. If no instructions are indicated on a properly executed proxy card, the shares represented by that proxy card will be voted as recommended by the Board. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy card and acting thereunder generally will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

Submitting Proxies Via the Internet or by Telephone. Many shareholders who hold their shares through a broker or bank may have the option to submit their proxies or voting instructions via the Internet or by telephone. If your shares are held in “street name,” you should check the voting instruction card that has been provided to you by your broker and follow the instructions that have been provided for Internet or telephone voting on that card. Shareholders of record may not vote by Internet or telephone, but may vote in person or by proxy.

Holders of common shares are not entitled to cumulative voting rights.

Solicited by Board; Costs

The proxy card accompanying this Proxy Statement is solicited by the Board of the Company.

The Company will bear the entire cost of the solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional solicitation materials furnished to the shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. The Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or any other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies by any process other than by mail.

Householding Matters

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of this notice and Proxy Statement may have been sent to multiple shareholders in your household.  If you would prefer to receive separate copies of a Proxy Statement either now or in the future, please contact our transfer agent, Fidelity Transfer Company, at 8915 South 700 East, Sandy, Utah 84070. Upon written request, the Company will provide a separate copy of this Proxy Statement.  In addition, shareholders sharing an address can request delivery of a single copy of Proxy Statements if you are receiving multiple copies upon written request to our Corporate Secretary at the address stated above.

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PROPOSAL ONE: ELECTION OF DIRECTORS

At the Annual Meeting, the shareholders will vote on the election of the four (4) directors to serve until the Annual Meeting of Shareholders in 2014 or until their successors have been duly elected and qualified. We currently have nominated four (4) directors, two of which we consider to be independent directors. As we are not currently listed on a U.S. national securities exchange that imposes independence requirements, we have elected to apply the definition of independence used by the Nasdaq Stock Market. We will continue to evaluate opportunities to add additional directors with the background and experience that we believe would be helpful to our operations and future growth. We currently do not have a nominating committee and accordingly our entire Board serves as our nominating committee.

The Board has unanimously nominated Peter H. Nielsen, Douglas P. Morris, Gillian Ivers-Read, BSc, and Michael J. Garrison for election to the Board. The nominees have indicated that they are willing and able to serve as directors. If a nominee becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board. The nominated directors will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting, assuming a quorum is present.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards for the election of each of the nominees for director.

Nominees for Directors

The names, age and certain other information concerning the nominees for election as directors are set forth below.

Name	Age	Position	Year First Became Director	Term Expires on the Annual Meeting held in the Year

Peter H. Nielsen*	64	Chief Executive Officer; President; Chief Financial Officer; Treasurer; Chairman of the Board and Director	2008	2014

Douglas P. Morris*	58	Vice President of Corporate Development; Secretary; Director	2008	2014

Gillian Ivers-Read, BSc	60	Director	2008	2014

Michael J. Garrison	44	Director	2012	2014

_____________________

*Mr. Nielsen and Mr. Morris are the only executive officers of the Company.

Peter H. Nielsen is a co-founder of the Company, serving as its Chief Executive Officer, President, Chief Financial Officer, Treasurer and Chairman of the Board. Mr. Nielsen has a broad management background in senior management, leading turnarounds of several large companies, and he has developed a close working relationship over the last five years with key individuals at The University of Texas MD Anderson Cancer Center and its suppliers. He also has experience in finance, product development, cost and investment analysis, manufacturing and planning. He has also worked with several other biotech companies developing and executing on strategies for growth and previously served as a director of Synthecon, Inc., a manufacturer of 3D bioreactors. Prior to joining the Company, Mr. Nielsen served as Chief Financial Officer of Omni Energy Services Corp., a NASDAQ-traded energy services company. Mr. Nielsen was a Lieutenant in the U.S. Naval Nuclear Power program where he was Director of the Physics Dept. and was employed at Ford Motor Company in product development. He holds engineering and M.B.A. finance degrees from the University of California-Berkeley.

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Douglas P. Morris is a co-founder of the Company, serving as its Vice President of Corporate Development, Secretary and a Director. Between 1993 and 2010, Mr. Morris was an officer and director of Celtic Investment, Inc., a financial services company. Celtic Investment owns Celtic Bank, an FDIC-insured industrial loan company chartered under the laws of the State of Utah. Since 1990, Mr. Morris previously owned and operated Hyacinth Resources, LLC (“Hyacinth”), a business consulting firm. Hyacinth consults with privately held and publicly held corporations relating to management, merger and acquisitions, debt and equity financing, capital market access, and market support for publicly traded securities. Hyacinth also holds investments purchased by Mr. Morris. Mr. Morris is also a Managing Member of Sycamore Ventures, LLC, a privately-held consulting firm. Mr. Morris has a BA from Brigham Young University and a Masters in Public Administration from the University of Southern California.

Gillian Ivers-Read, BSc serves as a director of the Company. Ms. Ivers-Read is currently serving, since June of 2009, as Executive Vice President Regulatory Affairs and Technical Operations for Clovis Oncology, Inc. Between 2002 and June of 2009, Ms. Ivers-Read was the Executive Vice President, Development Operations of Pharmion Corp., a publicly-held biotech company. From 1996 to 2001, she held various regulatory positions with Hoechst Marion Roussel and its successor Aventis Pharmaceuticals, Inc., where she most recently held the position of Vice President, Global Regulatory Affairs. From 1994 to 1996, she was Vice President, Development and Regulatory Affairs for Argus Pharmaceuticals and from 1984 to 1994 she served as a regulatory affairs director for Marion Merrell Dow. Ms. Ivers-Read has a BS with Honors from University College London in Pharmacology.

Michael J. Garrison serves as a director of the Company.  Mr. Garrison is a principal and President of Body Sculpt International, LLC, which operates plastic surgery clinics under the trade name Sono Bello.   Prior to founding Body Sculpt International, Mr. Garrison spent 10 years in a variety of executive roles with Dell, Inc.  His most recent role at Dell was Director of Marketing, Americas Small and Medium Business. Prior to joining Dell, Mr. Garrison held general management and corporate development positions with ITT Industries, a leading industrial manufacturer.  Mr. Garrison holds a Master’s degree in Business Administration from Harvard Business School and a Bachelor of Science in Mechanical Engineering from Purdue University.

Criteria for Board Membership. In selecting candidates for appointment or re-election to the Board, the Board considers, and in the future will consider, the availability of candidates with appropriate balance of experience, skills and characteristics required of the Board. We will attempt to increase the size of our Board in such a manner so that, in the future, at least a majority of the directors are independent.

As soon as we meet applicable listing criteria, we intend to seek listing on a U.S. national securities exchange. When, and if that were to happen, of which there can be no assurance, we would be required to (i) have a majority of independent directors, (ii) have an audit committee with the financial literacy and sophistication requirements under the rules of the applicable exchange, and (iii) at least one audit committee member that qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission (the “SEC”).

Nominees for director are selected on the basis of their availability, depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties.

Shareholder Nominees. The Board will consider written proposals from shareholders for nominees for director. Any such nominations should be submitted to the Board c/o the Secretary of the Company and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected); (b) the names and addresses of the shareholders making the nomination and the number of shares of the Company’s common stock which are owned beneficially and of record by such shareholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in the Bylaws of the Company and under the caption, “Shareholder Proposals for 2014 Annual Meeting” below.

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Process for Identifying and Evaluating Nominees. Our Board believes the Company is well-served by its current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Board will renominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. In the future, if an incumbent director is not standing for re-election, or if a vacancy on the Board occurs between annual shareholder meetings, our Board will seek out potential candidates for Board appointment. Director candidates will be selected based on input from members of the Board, senior management of the Company and, if the Board deems appropriate, a third-party search firm. The Board will evaluate each candidate's qualifications and check relevant references. In addition, the Board is responsible for periodically determining the appropriate skills, perspectives, experiences, and characteristics required of Board candidates, taking into account the Company's needs and current make-up of the Board. This assessment should include appropriate knowledge, experience, and skills in areas deemed critical to understanding the Company and its business; personal characteristics, such as integrity and judgment; and the candidate's commitments to the boards of other companies. While the Board does not have a formal policy with respect to diversity of potential Board nominees, the Board considers the impact a potential Board nominee would have in terms of increasing the diversity of the Board with respect to professional experience, background, viewpoints, skills and areas of expertise. The resulting diversity of the Board allows each member of the Board an opportunity to provide specific input to Board decisions in his or her respective area of expertise.

Board Structure. Our Board does not have a policy requiring the separation of the offices of Chairman and Chief Executive Officer; rather, our Board determines from time to time whether it is in the best interests of our Company and our shareholders for the roles to be separate or combined. We believe that our Board should have the flexibility to make these determinations in a way that will best provide appropriate leadership for our Company. Given the growth of the Company, and the importance of the performance of the Company and the execution of corporate strategy in the Board's considerations and duties, the Board believes that Mr. Nielsen is the person best qualified to serve as the Chairman of the Board. Additionally, it is the view of our Board that having Mr. Nielsen serve in the combined positions of President, Chief Executive Officer and Chairman of the Board is in the best interests of the Company and its shareholders. It signals to our employees, suppliers, customers and the investment community that a single person is responsible for providing direction in the management of the Company's operations and growth initiatives. Such a single leader helps avoid the potential for duplication of efforts, for confusing or conflicting senses of direction or for personality conflicts. Moreover, the structure of our Board and committees, the level of independence represented on each, and the experience of our directors and our lead independent director balance and complement the combined offices of Chairman, President and Chief Executive Officer. The Board maintains the authority to modify this structure if and when the Board believes such modification would be in the best interests of the Company and its shareholders.

Required Vote

The four nominees receiving the highest number of affirmative votes of the outstanding shares of common stock, present or represented and entitled to be voted for such nominees, shall be elected as directors for a term ending upon the 2014 Annual Meeting of Shareholders or until their successors have been duly elected and qualified. The proxies cannot be voted for a greater number of persons than four.

Recommendation of the Board

The Board recommends that the shareholders vote “FOR” the election of the nominees listed above.

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CORPORATE GOVERNANCE

During our fiscal year ended December 31, 2012, the Company’s Board held a Board meeting and action was taken by unanimous written consent five times. Each member of the Board attended 75% or more of the aggregate of (i) the total number of Board meetings held during the period of such member’s service and (ii) the total number of meetings of committees on which such member served, during the period of such member’s service.

Board of Directors

Our operations are managed under the broad supervision of the Board, which has ultimate responsibility for the establishment and implementation of our general operating philosophy, objectives, goals and policies.  Our Board is currently comprised of two independent directors and two non-independent directors.  The Board has determined that current directors Gillian Ivers-Read and Michael J. Garrison are “independent” as independence is defined under the listing standards for The Nasdaq Stock Market.  The Board based these determinations primarily on a review of the responses our directors provided to questions regarding employment and compensation history, affiliations and family and other relationships.

Board Committees

We currently have a compensation committee of the Board consisting of Gillian Ivers-Read, BSc and Douglas P. Morris. The compensation committee administers the Company’s benefit plans, reviews and administers all compensation arrangements for executive officers, and establishes and reviews general policies relating to the compensation and benefits of our officers and employees.

Currently we do not have a separately designated audit committee; rather our entire Board acts as our audit committee, overseeing the accounting and financial reporting processes of the Company and audits of our financial statements by our independent registered public accounting firm. In this capacity, our entire Board is involved in appointing and providing the compensation of the independent accountants to conduct the annual audit of our accounts, reviewing the scope and results of the independent audits, reviewing and evaluating internal accounting policies, and approving all professional services to be provided to the Company by our independent accountants. We also do not currently have a corporate governance committee. The Board has determined that none of its current members qualifies as an audit committee financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K. The Board has not adopted an audit committee charter.

We feel that due to the small size of the Board, having the full Board serve as our audit committee and nominating committee is appropriate. We anticipate as our Board increases in size, we will appoint an audit committee, a nominating committee and a corporate governance committee.

Report of the Board of Directors Acting as the Audit Committee

The Board serves as the Company’s audit committee. The Board acting as audit committee reviews the Company’s financial reporting process. In this context, the Board:

•	has reviewed and discussed with management the audited financial statements for the year ended December 31, 2012.

•	has discussed with Mantyla McReynolds LLC, the Company’s independent registered public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

•	has received the written disclosures and the letter from Mantyla McReynolds LLC, required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the Board concerning independence, and has discussed with Mantyla McReynolds LLC, the independent accountant’s independence.

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Based on this review and the discussions referred to above, the Board determined that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the SEC. The Board also appointed Mantyla McReynolds LLC, as the Company’s independent registered public accountants for 2013.

This report is submitted on behalf of the members of the Board acting as the audit committee:

Peter H. Nielsen

Douglas P. Morris

Gillian Ivers-Read, BSc

Michael J. Garrison

The Report of the Board acting as the audit committee set out above shall not be deemed “soliciting material” or to be “filed” with the SEC, nor shall it be incorporated by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under these Acts.

COMMUNICATIONS WITH DIRECTORS

Due to the infrequency of communications from shareholders to the Board, we have not adopted a formal process by which shareholders may communicate with the Board. Nevertheless, shareholders or other interested parties may communicate with any director by writing to them c/o Douglas P. Morris, Secretary, Bio-Path Holdings, Inc., 2626 South Loop, Suite 180, Houston, Texas 77054 or by sending an e-mail to doug.morris10@gmail.com.

CODE OF ETHICS

The Company has adopted a code of ethics that applies to all officers, directors and employees, including its principal executive officer and principal financial officer. This code of ethics is available on our website www.biopathholdings.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

It is our policy that we will not enter into any transactions required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC unless the Board first reviews and approves the transactions. The Board is required to review on an on-going basis, and pre-approve all related party transactions before they are entered into, including those transactions that are required to be disclosed under Item 404 of Regulation S-K. Related party transactions involving a director must also be approved by the disinterested members of the Board. It is the responsibility of our employees and directors to disclose any significant financial interest in a transaction between the Company and a third party, including an indirect interest. All related party transactions shall be disclosed in our filings with the SEC as required under SEC rules.

In addition, pursuant to our code of ethics, all employees, officers and directors of ours and our subsidiaries are prohibited from engaging in any relationship or financial interest that is an actual or potential conflict of interest with us without approval. Employees, officers and directors are required to provide written disclosure to the Chief Executive Officer as soon as they have any knowledge of a transaction or proposed transaction with an outside individual, business or other organization that would create a conflict of interest or the appearance of one.

Other than the reimbursements and other expenses paid to MD Anderson as described under “Certain Relationships and Related Transactions” in our Form 10-K for the fiscal year ended December 31, 2012, since the beginning of the Company’s last fiscal year, there has not been nor is there currently proposed any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at the end of our last two fiscal years, and in which any of our directors, executive officers, persons who we know hold more than 5% of our common stock, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than: (i) compensation agreements and other arrangements, which are described elsewhere in this prospectus, and (ii) the transactions described below.

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The Company has entered into indemnity agreements with certain of its officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Utah law and our Bylaws.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and SEC rules, the Company’s directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on its review of copies of these reports and representations of such reporting persons, the Company believes that during fiscal year 2012, such SEC filing requirements were satisfied.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The compensation committee (a) annually reviews and determines salaries, bonuses and other forms of compensation paid to our executive officers and management; (b) selects recipients of awards of incentive stock options and non-qualified stock options and establishes the number of shares and other terms applicable to such awards; and (c) construes the provisions of and generally administers the 2007 Stock Incentive Plan (the "2007 Plan"). We do not currently have a compensation committee charter.

The compensation committee held one meeting in 2012. The compensation committee of our Board has overall responsibility for the compensation program for our executive officers. Our compensation committee consists of two independent directors, and a non-independent director.  The compensation committee is responsible for establishing policies and otherwise discharging the responsibilities of the Board with respect to the compensation of our executive officers, senior management, and other employees. In evaluating executive officer pay, the compensation committee may retain the services of an independent compensation consultant or research firm and consider recommendations from the Chief Executive Officer and persons serving in supervisory positions over a particular officer or executive officer with respect to goals and compensation of the other executive officers. The compensation committee assesses the information it receives in accordance with its business judgment. The compensation committee also periodically is responsible for administering all of our incentive and equity-based plans.

All decisions with respect to executive compensation are first approved by the compensation committee and then submitted, together with the compensation committee's recommendation, to the members of the Board for final approval.

Elements of compensation for our executives generally include:

·	base salary (typically subject to upward adjustment annually based on individual performance);

·	stock option awards; and

·	health, disability and life insurance.

Our primary objective with respect to executive compensation is to design a reward system that will align executives' compensation with the Company's overall business strategies and attract and retain highly qualified executives.  The principal elements of executive compensation are salary, bonus and will, typically, include stock option grants. We intend to stay competitive in the marketplace with our peers.  In considering the elements of compensation, the compensation committee considers the Company’s current cash position in determining whether to adjust salaries, bonuses and stock option grants. The following table sets forth summary information about the compensation paid to our officers.

SUMMARY COMPENSATION TABLE

Name	Year	Salary ($)	Bonus ($)	Stock Option ($)(1)	Total ($)
Peter Nielsen, CEO, President,	2012	$250,000	$-0-	-0-	$250,000
Chairman, Director	2011	$250,000	62,500a/	-0-	$312,500

Douglas P. Morris, VP Corporate	2012	$120,000	$-0-	-0-	$120,000
Development, Director	2011	$120,000	30,000a/	-0-	$150,000

a/  In 2011, the Board’s compensation committee awarded Mr. Nielsen and Mr. Morris each a bonus. During 2011, the Company paid these bonuses to Mr. Nielsen and Mr. Morris in the amounts of $62,500 and $30,000, respectively.  Substantially all of this expense had been previously accrued as bonus expense in 2010 and in the first and second quarters of 2011.

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OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2012

The following table sets forth certain information with respect to outstanding stock option and warrant awards of the named executive officers for the fiscal year ended December 31, 2012.

Option/Warrant Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date)
Peter Nielsen	1,500,000	0	-	$1.40	Oct 2018
Douglas P. Morris	1,000,000	0	-	$1.40	Oct 2018

(1)	All of the above options granted are fully vested.

Option Exercises

No officer or director exercised any option during the fiscal year ended December 31, 2012.

Employment Agreements

Our wholly-owned subsidiary, Bio-Path, Inc., has entered into employment agreements with its Chief Executive Officer, Peter H. Nielsen, and its Vice President of Corporate Development, Douglas P. Morris, dated May 1, 2007.  The employment agreement for Mr. Nielsen (the “Nielsen Employment Agreement”) provides for a base salary of $250,000.  The employment agreement for Mr. Morris (together with the Nielsen Employment Agreement, the “Employment Agreements”) provides for a base salary of $120,000.

In addition, the Employment Agreements provide that Messrs. Nielsen and Morris (each individually, an “Executive”) are entitled to certain severance payments and benefits in the event the applicable Executive is terminated without Cause (as defined in the Employment Agreements) or resigns for Good Reason (as defined in the Employment Agreements) within three months before or 12 months following a Change in Control (as defined in the Employment Agreements). Such severance payments and benefits include the following: (i) any unvested stock or stock options awarded to the applicable Executive shall immediately vest upon the occurrence of such Executive’s termination of employment; (ii) the applicable Executive’s base salary will be paid through the termination date, and any accrued but untaken vacation days of such Executive will be paid, in each case to the extent not yet paid; (iii) the applicable Executive’s normal post-termination benefits will be paid in accordance with our retirement, insurance and other benefit plan arrangements (including non-qualified deferred compensation plans); (iv) the equivalent of the applicable Executive’s base salary will be paid for a period of three months; (v) subject to certain restrictions, for six months after the applicable Executive’s date of termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice of policy, such Executive’s health care, dental, disability and life insurance benefits will be provided on the same basis as immediately prior to the date of termination; and (vi) subject to certain restrictions and to the extent not otherwise paid or provided, we will pay or provide any other amounts or benefits required to be paid or provided or which such Executive is eligible to receive following his termination of employment under any of our plans, programs, policies, practices, contracts or agreements.

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DIRECTOR COMPENSATION

The following table presents summary information for the year ended December 31, 2012 regarding the compensation of the non-employee members of our Board.

Name	Fees EEarned or Paid in Cash (1)	Stock Awards	Option Awards(2)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Gillian Ivers-Read, BSc	$500	--	$8,700	--	--	--	$9,200
Michael J. Garrison	250	--	9,725	--	--	--	9,975

(1)	All of the amounts in this column reflect cash fees paid to or earned by our non-employee director for attending Board or committee meetings during fiscal 2012.

(2)

The amounts set forth in this column reflect the value attributed to the option awards granted to our non-employee directors during 2012.  During 2012 our non-employee directors earned or received an annual grant of an option to purchase 25,000 shares of our common stock which was the only grant received by such directors during 2012. The option awards included for Ms. Ivers-Read includes option awards earned in 2012 which were not granted until 2013.

 The following table reflects the aggregate number of outstanding options (including unexercisable options) held by our non-employee director as of December 31, 2012:

Director	Number of shares underlying outstanding options

Gillian Ivers-Read,BSc	475,000	(1)
Michael J . Garrison	25,000

(1) Includes stock options granted for drug development consulting services provided to the Company. Such number of shares underlying options does not include options earned in 2012 which were not granted until 2013.

Overview of Compensation and Procedures

Our non-employee directors receive cash compensation of $500 for each meeting of the Board attended and $250 for each telephonic meeting of the Board in which they participate.  Our non-employee directors also receive annual stock options to purchase 25,000 shares of our common stock for each 12 month period they serve as a director. These option awards will vest and become exercisable on the first anniversary date of such grant, based on continuing service to the Company.

Proposal No. 2 – Advisory Vote on Executive Compensation

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, the Company is providing its shareholders the opportunity to cast a non-binding, advisory vote on the compensation of our named executive officers. This vote is commonly referred to as a “Say-on-Pay” vote.

As more fully described in the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on page 13, the Company’s compensation programs are designed to provide competitive compensation that attracts and retains executive talent, rewards performance and aligns executive goals with the objectives of the Company.

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The Company is seeking your approval, on an advisory basis, of the compensation of our named executive officers’ compensation as described in this Proxy Statement, including the “Compensation Discussion and Analysis”.

This Say-on-Pay vote is advisory; therefore it will not be binding on the Company, our Board or the compensation committee. However, the compensation committee and Board value constructive dialogue on executive compensation and other governance topics with our shareholders and encourage all shareholders to vote their shares on this matter. The compensation committee and Board will consider the outcome of this vote when evaluating future executive compensation programs.

The Board recommends that the shareholders vote “FOR” the approval, on an advisory basis, of the compensation for the Company’s named executive officers set forth in the “Compensation Discussion and Analysis”, the “Summary Compensation Table” and the related compensation tables and narrative in this Proxy Statement.

Proposal No. 3 – Advisory Vote on Frequency of Advisory Vote on Executive Compensation

As discussed above, the Dodd-Frank Act also enables shareholders, on an advisory basis, to express their preference on how frequently they would like the Company to conduct future advisory votes on executive compensation. You may indicate whether you would prefer that we conduct these advisory votes every one, two or three years or abstain.

Our Board understands that there are a number of opinions regarding the relative benefits of a triennial and of a more frequent Say-on-Pay vote.

The Board recommends that, in order to foster a more long-term approach to evaluating our executive compensation policies and procedures, the shareholders vote “FOR” to hold the non-binding, advisory vote on executive compensation “every three years.”

PROPOSAL NO. 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Mantyla McReynolds LLC (“Mantyla McReynolds”) was engaged as the Company’s independent registered public accounting firm on February 21, 2008 following the merger transaction between Bio-Path Holdings, Inc. and its wholly owned subsidiary, Bio-Path, Inc. Audit services provided by Mantyla McReynolds during the 2012 Fiscal Year included the audit of our annual financial statements and services related to filings with the SEC and other regulatory bodies.

Principal Accountant Fees and Services

For the fiscal years ended December 31, 2011 and December 31, 2012, Mantyla McReynolds, as our independent registered public accounting firm, billed the approximate fees set forth below. Our Board has considered the services provided by Mantyla McReynolds as disclosed below in the captions “Audit Fees,” “Tax Fees” and “All Other Fees” and has concluded that such services are compatible with the independence of Mantyla McReynolds as the Company’s principal accountants.

For the fiscal years 2011 and 2012, the Board pre-approved all services described below in the captions “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees”. For fiscal year 2011 and 2012, no hours expended on Mantyla McReynolds’ engagement to audit the Company’s financial statements were attributed to work performed by persons other than full-time, permanent employees of Mantyla McReynolds.

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Audit Fees

Aggregate fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and internal control over financial reporting, reviews of the interim condensed consolidated financial statements included in quarterly filings, and services that are normally provided by Mantyla McReynolds in connection with statutory and regulatory filings or engagements, including consents, except those not required by statute or regulation. Aggregate fees billed for audit services were $41,025 and $44,975 for the years ended December 31, 2011 and December 31, 2012.

Audit-Related Fees

We were billed no audit-related fees by Mantyla McReynolds for the years ended December 31, 2011 or December 31, 2012.

Tax Fees

Tax fees consist of fees billed for professional services rendered by Mantyla McReynolds for state and federal tax compliance and advice, and tax planning. Aggregate fees for tax services were $2,870 and $2,300 during the years ended December 31, 2011 and 2012, respectively.

All Other Fees

Other fees consist of fees billed by Mantyla McReynolds for professional services other than those relating to audit fees, audit-related fees and tax fees. Aggregate other fees billed by Mantyla McReynolds were none during the years ended December 31, 2011 and December 31, 2012, respectively.

Pre-Approval Policies and Procedures

The Board, which serves as the audit committee, has not adopted any blanket pre-approval policies and procedures. Instead, the Board will pre-approve the provision by Mantyla McReynolds of all audit or non-audit services.

Appointment for 2013

The Board approved the selection of Mantyla McReynolds, as our independent registered public accounting firm for the 2013 fiscal year and is asking shareholders for ratification of their selection. A representative of Mantyla McReynolds may be present at the Annual Meeting. If a representative is not present at the Annual Meeting, however, we anticipate that representatives of Mantyla McReynolds will be available telephonically and will have an opportunity to make a statement, if they desire to do so, and will also be available to respond to appropriate questions from shareholders attending the Annual Meeting.

Required Vote

The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of Mantyla McReynolds as our independent registered accounting firm. In the event that the shareholders do not approve the selection of Mantyla McReynolds, the Board will reconsider the appointment of the independent registered accounting firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent registered accounting firm at any time during the year if the Board believes that such a change would be in the best interests of the Company and its shareholders.

Recommendation of the Board

The Board recommends that the shareholders vote “FOR” the ratification of the selection of Mantyla McReynolds, LLC to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding shares of our common stock beneficially owned at October 25, 2013 by: (1) each of our officers and directors; (ii) all officers and directors as a group; and (iii) each person known by us to beneficially own five percent or more of the outstanding shares of our common stock. The information in this table is based solely on statements in filings with the SEC or other reliable information.

Shareholder	Shares Owned	Percentage

Peter Nielsen (1) (2)	7,497,766	9.6%
Douglas P. Morris (1) (3)	3,189,467	4.1%
Gillian Ivers-Read (1) (4)	486,979	*
Michael J. Garrison (1) (5)	516,667	*

M. D. Anderson 7515 S. Main, Suite 490, Unit 0510 Houston Texas 77030	6,930,025	9.2%

All officers and directors as a group (6)	11,690,879	14.7%

  *Less than 1%

(1)	These are the officers and directors of the Company.

(2)	Includes 5,164,433 shares owned of record and 2,333,333 shares issuable upon the exercise of options that are exercisable within 60 days.

(3)	Includes 1,633,911 shares owned of record and 1,555,556 shares issuable upon the exercise of options that are exercisable within 60 days.

(4)	Includes 486,979 shares issuable upon the exercise of options that are exercisable within 60 days.

(5)	Includes 75,000 shares held by Cosmo Capital Partners, LLC and 333,334 shares held by Garrison Capital, LLC. Mr. Garrison is a managing member of Cosmo Capital Partners, LLC and, thus, may be deemed to beneficially own the shares held by Cosmo Capital Partners, LLC. Mr. Garrison disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. Also includes 25,000 shares issuable upon the exercise of options that are exercisable within 60 days.

(6)	Includes 6,881,677 shares of record and 4,809,202 shares issuable upon the exercise of options and warrants exercisable within 60 days.

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OTHER MATTERS

As of the time of preparation of this Proxy Statement, neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this Proxy Statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

FORM 10-K

We have furnished or made available a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 with the SEC, including the financial statements thereto to each person whose proxy is being solicited. Our Annual Report on Form 10-K and exhibits thereto may be viewed on the Internet at www.biopathholdings.com or at www.sec.gov.   We will furnish to any such person any exhibit described in the list accompanying the Annual Report.  Requests for copies of such report and/or exhibit(s) should be directed to Douglas P. Morris, Bio-Path Holdings, Inc. 2626 South Loop, Suite 180, Houston, Texas 77054.

SHAREHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

Deadline for Receipt of Shareholder Proposals for 2014 Annual Meeting

The date by which shareholder proposals must be received by the Company for inclusion in our Proxy Statement and Form of Proxy for the 2014 Annual Meeting is July 3, 2014. Proposals of shareholders of the Company that are intended to be presented by such shareholders at the 2014 Annual Meeting of shareholders must also be received by us no later than November 27, 2014, in order that they may be considered at that meeting. The proxy solicited by the Board for the 2014 Annual Meeting of shareholders will confer discretionary authority to vote on any proposal presented by a shareholder, and required or permitted to be voted on, at that meeting for which the Company has not been provided with notice on or prior to this date.

By Order of the Board

/s/Peter H. Nielsen
Chairman and Chief Executive Officer

YOUR VOTE IS IMPORTANT!

You are cordially invited to attend the Annual Meeting. However, to ensure that your shares are represented at the meeting, please submit your proxy. Please see the instructions on the proxy and voting instruction card. Submitting a proxy or voting instructions will not prevent you from attending the Annual Meeting and voting in person, if you so desire, but will help the Company secure a quorum and reduce the expense of additional proxy solicitation.

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BIO-PATH HOLDINGS, INC.

PROXY

Proxy Solicited by the Board for the Annual Meeting of Shareholders to be Held December 17, 2013

The undersigned hereby appoints Peter H. Nielsen and Douglas P. Morris or either one of them with full power of substitution, proxies to vote at the Annual Meeting of Shareholders of Bio-Path Holdings, Inc. (the “Company”) to be held on December 17, 2013 at 4:00 p.m., Central Daylight Time, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting.

1. To elect as directors, to hold office until the 2014 Annual Meeting of Shareholders and until their successors have been duly elected and qualified, the nominees listed below:

Peter H. Nielsen

Douglas P. Morris

Gillian Ivers-Read, BSc

Michael J. Garrison

_________	FOR All nominees listed (except as indicated below)	_________	WITHHOLD AUTHORITY to vote (as to all nominees)

 To withhold authority to vote for any individual nominee, write the nominee’s name on the line provided below.

2. To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as set forth in the proxy statement.

_______  For   ______  Against   ______  Abstain

3. To recommend, on a non-binding advisory basis, the frequency of non-binding advisory executive compensation.

_______ 1 year _______  2 years   ______  3 years   ______  Abstain

4. To ratify the appointment of Mantyla, McReynolds, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

_______  For   ______  Against   ______  Abstain

The Board recommends that you vote FOR the above proposals. This proxy, when properly executed, will be voted in the manner directed above. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS. This proxy may be revoked by the undersigned at any time, prior to the time it is voted by any of the means described in the accompanying Proxy Statement.

Print Name on Share Certificate	Signature of Shareholder
Print Name on Share Certificate	Signature of Shareholder

Date and sign exactly as name(s) appear(s) on this proxy. If signing for estates, trusts, corporations or other entities, title or capacity should be stated. If shares are held jointly, each holder should sign.

Date:___________, 2013

PLEASE COMPLETE, DATE AND SIGN THIS PROXY
AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.